4th Quarter 2024 Results Investor Presentation

Cautionary Statements 1 This presentation contains forward-looking statements, as defined by federal securities laws, including, among other forward- looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this presentation are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward- looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; competitive pressures on product pricing and services; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward- looking statements.

Ameris Profile Investment Rationale • Top of peer financial results with culture of discipline – credit, liquidity, expense control, capital • Diversified loan portfolio among geographies and product lines • Strong Southeast markets projected to grow faster than the national average(1) • Stable deposit base with 29.9% noninterest-bearing deposits • Experienced executive team with skills and leadership to continue to grow organically • Focus on shareholder value with 13% annualized tangible book value growth over the last five years Strong History of Earnings 2 Charlotte MSA Tampa MSA Orlando MSA 1 – Census data obtained from S&P Global Market Intelligence Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix $1.07 $1.10 $1.17 $1.38 $1.38 1.15% 1.20% 1.25% 1.43% 1.43% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% $- $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 4Q23 1Q24 2Q24 3Q24 4Q24 Adjusted Diluted EPS Adjusted ROA

20.81 20.44 20.90 22.46 23.69 25.27 26.45 27.46 26.26 26.84 27.89 28.62 29.92 30.79 31.42 32.38 33.64 34.52 35.79 37.51 38.59 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Tangible Book Value Delivering Shareholder Value Capital and Tangible Book Value Growth 3 • Management remains laser focused on growing shareholder value • Over the past five year, TBV(1) has grown by 13% annualized • TBV increased $1.08 per share in 4Q24: • $1.17 from retained earnings • ($0.21) from impact of OCI • $0.12 from all other items including stock compensation • No shares were repurchased during the quarter 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix Equipment Finance Acquisition CECL Adoption

4Q 2024 Operating Highlights 4 • Net income of $94.4 million, or $1.37 per diluted share • Adjusted net income(1) of $95.1 million, or $1.38 per diluted share • Total revenue growth of 9.8% annualized • Growth in tangible book value(1) of $1.08 per share, or 11.5% annualized • Net interest margin expansion of 13bps to 3.64% for the fourth quarter • Net interest income (TE) increased $7.7 million to $222.8 million • Adjusted efficiency ratio(1) improved to 51.82% • Noninterest-bearing deposits remain strong at 29.9% of total deposits at December 31, 2024 • Net reduction in wholesale funding (FHLB and brokered CDs) of $782.1 million, or 46.4% • Redeemed $105.8 million in subordinated notes due 2029 in December 2024 which were set to become floating rate • Increased quarterly dividend by $0.05, or 33.3%, to $0.20 per common share 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

2024 YTD Operating Highlights 5 • Net income of $358.7 million, or $5.19 per diluted share • Adjusted net income(1) of $346.6 million, or $5.02 per diluted share • Improvement in loan-to-deposit ratio to 95.5% • Growth in total deposits of $1.01 billion, or 4.9%; • Growth in non-brokered deposits of $1.35 billion, or 6.9% • Growth in tangible book value(1) of $4.95 per share, or 14.7% • TCE ratio(1) of 10.59% • Strong net interest margin of 3.56% • Allowance for credit losses increased to 1.63% of total loans • Total non-performing assets improved to 0.47% of total assets at 4Q24 from 0.69% at 4Q23 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

Financial Highlights 6 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix (dollars in thousands, except per share data) Quarter to Date Results Year to Date Results 4Q24 3Q24 Change 4Q23 Change 2024 2023 Change Net Income $ 94,376 $ 99,212 -5% $ 65,934 43% $ 358,685 $ 269,105 33% Adjusted Net Income(1) $ 95,078 $ 95,187 0% $ 73,568 29% $ 346,640 $ 276,253 25% Net Income Per Diluted Share $ 1.37 $ 1.44 -5% $ 0.96 43% $ 5.19 $ 3.89 33% Adjusted Net Income Per Share(1) $ 1.38 $ 1.38 0% $ 1.07 29% $ 5.02 $ 4.00 26% Return on Assets 1.42% 1.49% -5% 1.03% 38% 1.38% 1.06% 30% Adjusted Return on Assets(1) 1.43% 1.43% 0% 1.15% 24% 1.33% 1.09% 22% Return on Equity 10.09% 10.91% -7% 7.73% 31% 10.01% 8.12% 23% Return on TCE(1) 14.27% 15.63% -9% 11.48% 24% 14.41% 12.23% 18% Adjusted Return on TCE(1) 14.37% 14.99% -4% 12.81% 12% 13.93% 12.55% 11% Efficiency Ratio 52.26% 53.49% -2% 56.80% -8% 53.20% 53.65% -1% Adjusted Efficiency Ratio(1) 51.82% 54.25% -4% 52.87% -2% 53.88% 52.58% 2% Net Interest Margin 3.64% 3.51% 4% 3.54% 3% 3.56% 3.61% -1%

Strong Net Interest Margin 7 • Net interest income (TE) increased $7.7 million to $222.8 million in 4Q24 • Interest income (TE) decreased $8.8 million • Interest expense decreased $16.5 million • 4Q24 margin was positively impacted by: • 7 basis points from shift in deposit mix • 5 basis points from rate curve and repricing lags • 1 basis point of asset mix Spread Income and Margin Interest Rate Sensitivity • Asset sensitivity is approaching neutrality in preparation for further potential FOMC rate changes: • -0.7% asset sensitivity in -100bps • -0.3% asset sensitivity in -50bps • +0.4% asset sensitivity in +50bps • +0.8% asset sensitivity in +100bps • Approximately $11 billion of total loans reprice within one year through either maturities or floating rate indices $207.0 $202.3 $212.9 $215.0 $222.8 3.54% 3.51% 3.58% 3.51% 3.64% 3.25% 3.50% 3.75% 4.00% 4.25% 4.50% 4.75% 5.00% 5.25% $180.0 $185.0 $190.0 $195.0 $200.0 $205.0 $210.0 $215.0 $220.0 $225.0 $230.0 4Q23 1Q24 2Q24 3Q24 4Q24 Net Interest Income (TE) (in millions) NIM 3.51% 0.01% 0.05% 0.07% 3.64% 3Q24 margin Asset mix Rate curve / repricing lags Funding mix 4Q24 margin 3.30% 3.35% 3.40% 3.45% 3.50% 3.55% 3.60% 3.65% 3.70% 4Q24 Margin Attribution

Diversified Revenue Stream 8 • Strong revenue base of net interest income from core banking division • Additional revenue provided by our diversified lines of business Mortgage Banking Activity • Mortgage banking activity was stable at 13% of total revenue in 4Q24 • Purchase business represented 80% in 4Q24 due to strong core relationships with builders and realtors • Gain on sale margin increased to 2.40% in 4Q24 from 2.17% in 3Q24 Other Noninterest Income • Other Noninterest Income has been a stable contributor to total revenue • 4Q24 reflects increases in gain on sale of SBA loans of $3.7 million • Other Noninterest Income includes: • Fee income from equipment finance group • Gains on sale of SBA loans • BOLI income 1.93% 2.49% 2.45% 2.17% 2.40% 0.00% 1.00% 2.00% 3.00% 4Q23 1Q24 2Q24 3Q24 4Q24 Mortgage Gain on Sale Margin Growing Revenue Stream 79% 75% 71% 76% 76% 12% 15% 15% 13% 13% 9% 10% 14% 11% 11% $263.3 $268.2 $301.6 $284.7 $291.7 0% 20% 40% 60% 80% 100% 120% 4Q23 1Q24 2Q24 3Q24 4Q24 Revenue Sources (Tax-Equivalent) (in millions) Net Interest Income (TE) Mortgage Banking Activity Other Noninterest Income

Disciplined Expense Control Adjusted Operating Expenses(1) and Efficiency Ratio(1) Expense Highlights 9 • Management continues to deliver high performing operating efficiency • Adjusted efficiency ratio of 51.82% in 4Q24, compared with 54.25% in 3Q24 • Adjusted efficiency ratio of 53.88% in 2024, compared with 52.58% in 2023 • Total adjusted operating expenses decreased $722,000 in 4Q24 compared with 3Q24 • Decrease of $228,000 in 4Q24 banking division operating expenses • Net decrease of $494,000 in 4Q24 lines of business operating expenses 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix $104.4 $105.4 $110.7 $109.8 $109.5 $35.0 $40.4 $45.6 $41.9 $41.4 20.0 40.0 60.0 80.0 100.0 120.0 140.0 160.0 180.0 4Q23 1Q24 2Q24 3Q24 4Q24 Adjusted Operating Expenses (in millions) Banking LOBs 52.87% 54.56% 55.00% 54.25% 51.82% 50.00% 52.50% 55.00% 57.50% 60.00% 4Q23 1Q24 2Q24 3Q24 4Q24 Adjusted Efficiency Ratio

Strong Core Deposit Base 10 Deposits by Product Type Deposit Type Balance (in 000s) % of Total Count Average per account (in 000’s) NIB 6,498,293 29.9% 307,398 21.1 NOW 4,083,818 18.8% 43,326 94.2 MMDA 7,143,306 32.9% 32,715 218.3 Savings 764,373 3.5% 63,843 12.0 CD 3,232,658 14.9% 40,434 79.9 Total 21,722,448 100% 487,716 44.5 • Total deposits decreased $156.8 million, or 0.7%, during 4Q24 • Non-brokered deposits increased $675.2 million, or 3.3% • Brokered CDs decreased $832.0 million, or 50.8% • Noninterest-bearing deposits remained strong at 29.9% of total deposits 4Q24 Highlights Consumer 35% Commercial 43% Public 18% Brokered 4% 4Q24 Deposits by Customer

Capital Strength 11 Capital Highlights • The Company is well capitalized with minimal unrealized losses in the investment portfolio • TCE Ratio of 10.59% at December 31, 2024 • CET1 ratio is strong at 12.6% • CET1, net of unrealized losses on bond portfolio, remains strong at 12.4% • Net unrealized losses in AFS portfolio were $36.9 million at December 31, 2024, representing approximately 2% of book value • Earnings expected to add between 25 - 35 basis points to capital each quarter assuming flat balance sheet • Redeemed $105.8 million subordinated notes due 2029 in December 2024 while maintaining strong capital ratios Capital ratios are estimated for most recent period end 9.9% 10.2% 10.2% 10.4% 10.7% 11.2% 11.4% 11.7% 12.2% 12.6% 14.5% 14.6% 14.9% 15.4% 15.4% 4Q23 1Q24 2Q24 3Q24 4Q24 Strong Capital Base Leverage Ratio CET1/Tier 1 Capital Ratio Total Capital Ratio 12.6% -0.1% -0.1% 12.4% 4Q24 CET1/Tier 1 AFS Impact HTM Impact 4Q24 With Unrealized Losses 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% Minimal unrealized losses

Loan Diversification and Credit Quality

Diversified Loan Portfolio 4Q24 Loan Portfolio 13 • Loan portfolio is well diversified across loan types and geographies and managed by a seasoned credit staff • Asset quality metrics remain stable and better than historic averages • CRE concentration was 268% compared with 282% at 4Q23 • C&D concentration was 63% compared with 74% at 4Q23 • Non-owner-occupied office loans totaled $1.39 billion at 4Q24, or 6.7% of total loans • Allowance for Credit Losses (ACL) on loans increased to 1.63% of total loans during 4Q24 • SNC exposure is limited to less than 2% of loans Portfolio Highlights Agriculture 1% C&I 24% Municipal 2% Consumer 1% Investor CRE 24%OO CRE 9% Construction 10% Multi-Family 7% SFR Mortgage & HELOC 22% Total Loans $20.7 Billion

Loan Balance Changes 4Q24 Loan Balance Changes 14 • Period end loan balances decreased $225 million during 4Q24 • Expected seasonal declines in Premium Finance, Mortgage, and Warehouse were approximately $183 million • Term CRE payoffs in 4Q24 were approximately $200 million greater than average payoffs over the last two years • Average loan balances were stable during 4Q24, including the anticipated seasonal declines • 4Q24 exhibited the highest loan production in the past two years, with a 14.8% increase from 3Q24 and a 40% increase from 4Q23 (in millions) $196 $3 $1 $(8) $(21) $(71) $(91) $(234) $(300) $(250) $(200) $(150) $(100) $(50) $- $50 $100 $150 $200 $250 RE - CRE C&I Consumer Municipal Warehouse Lending RE - RES Premium Finance RE - C&D

Allowance for Credit Losses 15 • The ACL on loans equated to 1.63% of total loans at 4Q24, compared with: • 1.60% at 3Q24 • 1.52% at 4Q23 • The ACL on loans totaled $338.1 million at 4Q24, a net increase of $3.6 million, or 1.1%, from 3Q24 and a net increase of $31.0 million, or 10.1% from 4Q23 • During 4Q24, a provision expense of $12.8 million was recorded 4Q24 CECL Reserve Reserve Summary (in millions) $334.5 $1.0 $(9.0) $(1.6) $13.2 $338.1 09/30/24 Loan Changes NCOs Specific Reserves Forecast and Q-Factor Changes 12/31/2024 $310.0 $315.0 $320.0 $325.0 $330.0 $335.0 $340.0 4Q24 Allowance Coverage Outstanding Balance (MM's) ACL (MM's) % ACL Gross Loans 20,739.9$ 338.1$ 1.63% Unfunded Commitments 4,009.2$ 30.5$ 0.76% ACL / Total Loans + Unfunded 24,749.1$ 368.6$ 1.49%

Allowance for Credit Losses 16 4Q24 ACL Reserve by Loan Type Reserve Methodology • Moody’s December 2024 Baseline (75%) and S2 adverse (25%) forecast models provided material inputs into ACL • Primary model drivers included: • US and regional unemployment rates and home price indices • US GDP • US and state-level CRE price index for our five-state footprint • US and Regional multifamily vacancy rates Note: OOCRE includes farmland. Investor CRE includes construction loans. Loan Type Net Outstanding (MM's) ACL (MM's) % ACL 9/30/24 ACL (MM's) % ACL Change from 3Q24 C&I 2,953.1$ 87.5$ 2.96% 67.9$ 2.30% 19.7$ Consumer 221.7$ 7.3$ 3.30% 4.1$ 1.96% 3.2$ Municipal 441.4$ 0.1$ 0.01% 0.2$ 0.04% (0.2)$ Premium Finance 1,155.6$ 0.7$ 0.06% 0.6$ 0.05% 0.1$ OOCRE 2,020.9$ 27.9$ 1.38% 28.8$ 1.41% (0.9)$ Investor CRE 8,423.5$ 150.9$ 1.79% 166.3$ 1.97% (15.4)$ RE - RES 4,558.5$ 61.7$ 1.35% 64.6$ 1.39% (2.9)$ Warehouse Lending 965.1$ 2.0$ 0.20% 2.0$ 0.20% 0.0$ Grand Total 20,739.9$ 338.1$ 1.63% 334.5$ 1.60% 3.6$

NPA / Charge-Off Trend 17 • NPAs, as a percentage of total assets was 0.47% at 4Q24 compared with 0.44% at 3Q24 due to an increase in government guaranteed mortgages • NPAs net of GNMA mortgages, as a percentage of total assets was 0.42% at 4Q24 compared with 0.41% at 3Q24 • Net charge-offs totaled $9.0 million in 4Q24, which equated to an annualized NCO ratio of 0.17% for the quarter • Net charge-offs for the full year of 2024 totaled 0.19%, down from 0.25% in 2023 4Q24 Credit Summary ($ in millions) 0.26% 0.25% 0.18% 0.15% 0.17% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 4Q23 1Q24 2Q24 3Q24 4Q24 Net Charge-Offs Net Charge-offs NCO Ratio (Annualized) 0.69% 0.71% 0.74% 0.44% 0.47% 0.33% 0.38% 0.39% 0.41% 0.42% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 4Q23 1Q24 2Q24 3Q24 4Q24 Non-Performing Assets NPA / Total Assets NPA x GNMA / Total Assets

Problem Loan Trends 18 • Total criticized loans (including special mention), excluding GNMA- guaranteed mortgage loans, decreased $9.9 million in 4Q24 • For 4Q24, classified loans, excluding GNMA-guaranteed mortgage loans, increased $3.6 million • Nonperforming loans, excluding GNMA-guaranteed mortgage loans, increased $8.4 million in 4Q24 • The largest component of classified and nonperforming loans at 4Q24 was residential mortgages including government guaranteed Highlights (in millions) Note: Criticized, Classified and Nonperforming loan totals exclude GNMA-guaranteed loans. Ratios expressed as a percent of Total Loans Net of GNMA-backed Mortgage Loans. 1.64% 1.43% 1.31% 1.34% 1.30% 0.63% 0.76% 0.76% 0.74% 0.77% 0.38% 0.47% 0.48% 0.47% 0.52% $0 $50 $100 $150 $200 $250 $300 $350 4Q23 1Q24 2Q24 3Q24 4Q24 Criticized Loans Classified Loans Nonperforming Loans % Criticized ACL Coverage 125% Classified ACL Coverage 212% NPL ACL Coverage 313%

Term Investor CRE • Past dues for investor CRE loans were 0.04% and NPLs 0.06% at 4Q24 • Investor CRE portfolio is well diversified with over 80% of CRE loans located in MSAs in the Bank’s footprint, which exhibit population growth forecasts exceeding the national average 19 Retail $2,085 Multi-Family $1,483 Office $1,316 Industrial $733 Hotel $436 All Other CRE $588 Investor CRE by Property Type Highlights * Results based on stabilized term loans, or 72% of total Investor CRE loans Investor CRE Outstanding $6.43 B Unfunded $0.22 B Total Commited Exposure $6.64 B Average Loan Size $3.65 M Allowance Coverage 1.41% PD Ratio 0.04% NPL Ratio 0.06% Criticized Ratio 1.52% Criticized ACL Coverage 93% Average LTV* 59% Average DSC* 1.60 GA $2,341 FL $2,117 SC $919 NC $435 All Other $828 Investor CRE by Property Location

Office Portfolio • There were no past due and nonperforming loans within the investor office portfolio at 4Q24 • Investor office exposure decreased $52 million in 4Q24; CBD office remained at 8% of investor office 20 Construction $139 Investor CRE $1,247 Owner- Occupied $455 Total Office Portfolio by Loan Type Class A 51% Medical 19% Class B 28% Class C 2% Investor Office Portfolio by Property Class* Highlights * Results based on term loans > $1 million, or 86% of office loans Investor Office Outstanding $1.39 B Unfunded $0.15 B Total Commited Exposure $1.54 B Average Loan Size $3.57 M Allowance Coverage 2.61% PD Ratio 0.00% NPL Ratio 0.00% Criticized Ratio 1.62% Criticized ACL Coverage 161% Average LTV* 59% Average DSC* 1.60 Class A & Medical 70%

Equipment Finance Portfolio 21 • Total loans were $1.48 billion, or 7.1%, of the Bank’s total portfolio • The overall average loan size was $55,600 • Loan production totaled $156 million in 4Q24; the average FICO score on new loans was 750 • 30-89 day accruing past due loans were 0.90% of total loans • Non-performing loans were 0.35% of total loans • The portion of the ACL attributed to the Equipment Finance division totaled $75.6 million, or 5.10% of loans Highlights (in millions) 1.01% 1.11% 0.82% 0.70% 0.90% 0.41% 0.29% 0.29% 0.32% 0.35% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 4Q23 1Q24 2Q24 3Q24 4Q24 30-89 days Accruing Past Dues Non-Performing Loans $1,287 $1,351 $1,421 $1,475 $1,482 $200 $182 $188 $182 $156 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 4Q23 1Q24 2Q24 3Q24 4Q24 Total Loans (MM's) Quarterly Originations (MM's)

Appendix

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	Quarter to Date			Year to Date	
	4Q24	3Q24	4Q23	2024	2023
Net Income	$ 94,376	$ 99,212	$ 65,934	$ 358,685	$ 269,105
Adjustment items					
Gain on sale of MSR	(536)	(5,245)	-	(10,494)	-
Gain on conversion of Visa Class B-1 stock	-	-	-	(12,554)	-
Gain on BOLI proceeds	-	-	-	(1,464)	(486)
FDIC special assessment	(559)	-	11,566	1,455	11,566
Natural disaster expenses	400	150	-	550	-
(Gain)/Loss on bank premises	1,203	-	(1,903)	1,203	(1,903)
Tax effect of adjustment items	(107)	1,070	(2,029)	4,166	(2,029)
After tax adjustment items	401	(4,025)	7,634	(17,138)	7,148
Tax expense attributable to BOLI restructuring	301	-	-	5,093	-
Adjusted Net Income	$ 95,078	$ 95,187	$ 73,568	$ 346,640	$ 276,253
Weighted average number of shares - diluted	69,128,946	69,066,298	69,014,793	69,061,832	69,104,158
Net income per diluted share	$ 1.37	$ 1.44	$ 0.96	$ 5.19	$ 3.89
Adjusted net income per diluted share	$ 1.38	$ 1.38	$ 1.07	$ 5.02	$ 4.00
Average assets	26,444,894	26,442,984	25,341,990	26,036,681	25,404,873
Return on average assets	1.42%	1.49%	1.03%	1.38%	1.06%
Adjusted return on average assets	1.43%	1.43%	1.15%	1.33%	1.09%
Average common equity	3,719,888	3,618,052	3,383,554	3,583,390	3,313,361
Average tangible common equity	2,631,452	2,525,421	2,277,810	2,488,588	2,200,883
Return on average common equity	10.09%	10.91%	7.73%	10.01%	8.12%
Return on average tangible common equity	14.27%	15.63%	11.48%	14.41%	12.23%
Adjusted return on average tangible common equity	14.37%	14.99%	12.81%	13.93%	12.55%

23

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	Quarter to Date					Year to Date	
	4Q24	3Q24	2Q24	1Q24	4Q23	2024	2023
Adjusted Noninterest Expense							
Total noninterest expense	$ 151,949	$ 151,777	$ 155,357	$ 148,711	$ 149,011	$ 607,794	$ 578,281
Adjustment items:							
FDIC special assessment	559	-	895	(2,909)	(11,566)	(1,455)	(11,566)
Natural disaster expenses	(400)	(150)	-	-	-	(550)	-
Gain on sale of premises	(1,203)	-	-	-	1,903	(1,203)	1,903
Adjusted noninterest expense	$ 150,905	$ 151,627	$ 156,252	$ 145,802	$ 139,348	$ 604,586	$ 568,618
Total Revenue							
Net interest income	$ 221,821	$ 214,060	$ 211,921	$ 201,388	$ 206,101	$ 849,190	$ 835,044
Noninterest income	68,959	69,709	88,711	65,878	56,248	293,257	242,828
Total revenue	$ 290,780	$ 283,769	$ 300,632	$ 267,266	$ 262,349	$ 1,142,447	$ 1,077,872
Adjusted Total Revenue							
Net interest income (TE)	$ 222,773	$ 215,028	$ 212,881	$ 202,338	$ 207,048	$ 853,020	$ 838,824
Noninterest income	68,959	69,709	88,711	65,878	56,248	293,257	242,828
Total revenue (TE)	$ 291,732	$ 284,737	$ 301,592	$ 268,216	$ 263,296	$ 1,146,277	$ 1,081,652
Adjustment items:							
(Gain) loss on securities	16	8	(12,335)	7	288	(12,304)	304
Gain on BOLI proceeds	-	-	(466)	(998)	-	(1,464)	(486)
Gain on sale of mortgage servicing rights	(536)	(5,245)	(4,713)	-	-	(10,494)	-
Adjusted total revenue (TE)	$ 291,212	$ 279,500	$ 284,078	$ 267,225	$ 263,584	$ 1,122,015	$ 1,081,470
Efficiency ratio	52.26%	53.49%	51.68%	55.64%	56.80%	53.20%	53.65%
Adjusted efficiency ratio (TE)	51.82%	54.25%	55.00%	54.56%	52.87%	53.88%	52.58%

24

25 Reconciliation of GAAP to Non-GAAP Measures (dollars in thousands) 4Q24 3Q24 2Q24 1Q24 4Q23 Total shareholders' equity 3,751,522$ 3,681,368$ 3,566,614$ 3,484,738$ 3,426,747$ Less: Goodwill 1,015,646 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 70,761 74,941 79,120 83,527 87,949 Total tangible shareholders' equity 2,665,115$ 2,590,781$ 2,471,848$ 2,385,565$ 2,323,152$ Period end number of shares 69,068,609 69,067,019 69,066,573 69,115,263 69,053,341 Book value per share (period end) 54.32$ 53.30$ 51.64$ 50.42$ 49.62$ Tangible book value per share (period end) 38.59$ 37.51$ 35.79$ 34.52$ 33.64$ Total assets $ 26,262,050 $ 26,399,782 $ 26,520,728 $ 25,655,445 $ 25,203,699 Less: Goodwill 1,015,646 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 70,761 74,941 79,120 83,527 87,949 Total tangible assets 25,175,643$ 25,309,195$ 25,425,962$ 24,556,272$ 24,100,104$ Equity to Assets 14.28% 13.94% 13.45% 13.58% 13.60% Tangible Common Equity to Tangible Assets 10.59% 10.24% 9.72% 9.71% 9.64% Quarter to Date

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	4Q24	3Q24	2Q24	1Q24	4Q23	As of 3Q23	2Q23	1Q23	4Q22	3Q22	2Q22
Total shareholders' equity	$3,751,522	$3,681,368	$3,566,614	$3,484,738	$3,426,747	$3,347,069	$3,284,630	$3,253,195	$3,197,400	$3,119,070	$3,073,376
Less:											
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,023,071	1,023,056
Other intangibles, net	70,761	74,941	79,120	83,527	87,949	92,375	96,800	101,488	106,194	110,903	115,613
Total tangible shareholders' equity	$2,665,115	$2,590,781	$2,471,848	$2,385,565	$2,323,152	$2,239,048	$2,172,184	$2,136,061	$2,075,560	$1,985,096	$1,934,707
Period end number of shares	69,068,609	69,067,019	69,066,573	69,115,263	69,053,341	69,138,461	69,139,783	69,373,863	69,369,050	69,352,709	69,360,461
Book value per share (period end)	$ 54.32	$ 53.30	$ 51.64	$ 50.42	$ 49.62	$ 48.41	$ 47.51	$ 46.89	$ 46.09	$ 44.97	$ 44.31
Tangible book value per share (period end)	$ 38.59	$ 37.51	$ 35.79	$ 34.52	$ 33.64	$ 32.38	$ 31.42	$ 30.79	$ 29.92	$ 28.62	$ 27.89

	1Q22	4Q21	3Q21	2Q21	1Q21	As of 4Q20	3Q20	2Q20	1Q20	4Q19
Total shareholders' equity	$3,007,159	$2,966,451	$2,900,770	$2,837,004	$2,757,596	$2,647,088	$2,564,683	$2,460,130	$2,437,150	$2,469,582
Less:										
Goodwill	1,022,345	1,012,620	928,005	928,005	928,005	928,005	928,005	928,005	931,947	931,637
Other intangibles, net	120,757	125,938	60,396	63,783	67,848	71,974	76,164	80,354	85,955	91,586
Total tangible shareholders' equity	$1,864,057	$1,827,893	$1,912,369	$1,845,216	$1,761,743	$1,647,109	$1,560,514	$1,451,771	$1,419,248	$1,446,359
Period end number of shares	69,439,084	69,609,228	69,635,435	69,767,209	69,713,426	69,541,481	69,490,546	69,461,968	69,441,274	69,503,833
Book value per share (period end)	$ 43.31	$ 42.62	$ 41.66	$ 40.66	$ 39.56	$ 38.06	$ 36.91	$ 35.42	$ 35.10	$ 35.53
Tangible book value per share (period end)	$ 26.84	$ 26.26	$ 27.46	$ 26.45	$ 25.27	$ 23.69	$ 22.46	$ 20.90	$ 20.44	$ 20.81

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